EXHIBIT 17

                                  FORM OF PROXY

                                                  YOUR VOTE IS IMPORTANT!

                                                    VOTE TODAY BY MAIL,
                                             TOUCH-TONE PHONE OR THE INTERNET
                                             CALL TOLL FREE 1-888-221-0697 OR
                                             LOG ON TO WWW.PROXYWEB.COM/XXXXX

*** CONTROL NUMBER: XXX XXX XXX XXX XX ***   Please fold and detach card at
                                             perforation before mailing.

AARP DIVERSIFIED INCOME WITH GROWTH PORTFOLIO

PROXY             SPECIAL MEETING OF SHAREHOLDERS - JULY 11, 2000

         The undersigned hereby appoints John Millette, Kathryn L. Quirk and John R. Hebble, and each of them, the proxies of the undersigned, with the power of substitution to each of them, to vote all shares of the above-referenced fund (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of Scudder Kemper Investments, Inc., Two International Place, Boston, MA 02110, on July 11, 2000, at 2:00 p.m., Eastern time, and at any adjournments thereof.

                        PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

                        Dated ____________________________,2000

                       PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH.

                       --------------------------------------------------------
        [NAME]
        [ADDRESS]

                       --------------------------------------------------------
                                    Signature(s) of Shareholder(s)

                                             YOUR VOTE IS IMPORTANT!

                                               VOTE TODAY BY MAIL,
                                        TOUCH-TONE PHONE OR THE INTERNET
                                        CALL TOLL FREE 1-888-221-0697 OR
                                        LOG ON TO WWW.PROXYWEB.COM/XXXXX

                Please fold and detach card at perforation before mailing.

         All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the proposals.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE FUND. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSALS.

                   Please vote by filling in the boxes below.

                                                 FOR ALL        WITHHOLD
                                                 NOMINEES       AUTHORITY TO
                                                 LISTED         VOTE FOR ALL
                                                 (EXCEPT AS     NOMINEES LISTED
                                                 NOTED IN
                                                 SPACE
                                                 PROVIDED)
PROPOSAL 1

To elect Trustees to hold office until their respective successors have been duly elected and qualified or until their earlier resignation or removal.

NOMINEES:

(01) Henry P. Becton,  Jr. (02) Linda C.
Coughlin (03)  Dawn-Marie  Driscoll (04)
Edgar R.  Fiedler (05) Keith R. Fox (06)
Joan  Edelman  Spero  (07) Jean  Gleason
Stromberg   (08)  Jean  C.  Tempel  (09)
Steven   Zaleznick    INSTRUCTION:    TO
WITHHOLD   AUTHORITY  TO  VOTE  FOR  ANY
INDIVIDUAL NOMINEE, WRITE THE NAME(S) ON
THE LINE IMMEDIATELY BELOW.

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PROPOSAL 2                                       FOR       AGAINST       ABSTAIN

To  approve  an  Agreement  and  Plan of
Reorganization  for the Fund whereby all
or  substantially  all of the assets and
liabilities   of  the   Fund   would  be
acquired  by  Scudder   Pathway  Series:
Conservative  Portfolio  in exchange for
shares  of  the  AARP  Shares  class  of
shares  of   Scudder   Pathway   Series:
Conservative Portfolio.

PROPOSAL 3

To    ratify    the     selection     of
PricewaterhouseCoopers LLP as the Fund's independent accountants for the current fiscal year.

The proxies are authorized to vote in their discretion on any other business which may properly come before the meeting and any adjournments thereof.

                           PLEASE SIGN ON REVERSE SIDE